SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2011

Commission File Number: 333-164534

HERMES JETS, INC.
(Name of Registrant in Its Charter)
Nevada	26-3670551
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

253 Fifth Avenue, 6th Floor New York, NY 10016	32746
(Address of Principal Executive Offices)	(Zip Code)

(646) 784-6667 (Issuer’s Telephone Number, Including Area Code)

225 Saddleworth Place
Lake Mary, FL 32746
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management

Item 5.01  Change in Control of Registrant

On March 31, 2011, Raven Investments Plc, a Seychelles limited liability company, obtained control of the Registrant by virtue of its acquisition of 3,400,000 shares of common stock, or 67.9% of the total issued and outstanding shares of the Registrant’s common stock.

Item 5.02 Departure of Directors and Certain Officers

On March 31, 2011, the Registrant’s sole director, Hans Wadsack, resigned.  Mr. Wadsack also resigned as President, Director, Treasurer and Secretary.

Replacing him, Whitney Stokes was appointed as sole director and President, Treasurer and Secretary.

Ms. Stokes has served as Managing Partner and Founder of RWA Holdings., which she owns, since 2008.  She is also the owner, Chief Executive Officer and director of Manhattan Suites, a corporate relocation business from 1999 to present; and of WWaterworks from 2002 until 2006.  Ms. Stokes brings over 20 years of Project Development and Real Estate Related Services to her customers. Ms. Stokes graduated from the European School of Economics with a BA in Business Administration and obtained her MBA in Acquisitions from Sapienza Univesita Di Roma in Rome, Italy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERMES JETS, INC.
Dated: April 6, 2011

By: _/s/ Whitney Stokes__________
Name:   Whitney Stokes
  President